EXHIBIT 10.1

ASSIGNMENT OF DEBT AGREEMENT

(Traderverse Inc. Promissory Note)

This Assignment of Debt Agreement (this “Agreement”) is entered into as of May 28, 2026 (the “Effective Date”), by and between:

Hallmark Venture Group, Inc., a Florida corporation traded under the ticker symbol OTC: HLLK, with an office located at 5112 West Taft Road, Suite M, Liverpool, NY 13088 (the “Assignor”); and

SB Technology Holdings, Inc., a Florida corporation, with an office located at 447 Broadway, 2nd Floor, Unit 103, New York, NY 10013 (the “Assignee”);

(each a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, Aiversity, Inc., doing business as “TradersGPT” and now known as Traderverse, Inc., with a billing address at 3401 Captain Wendell Pruitt Way, Fort Washington, Maryland 20744-1544 (“Traderverse”), is indebted to the Assignor pursuant to that certain On-Demand Promissory Note dated May 2, 2024, executed by Aiversity, Inc. dba TradersGPT, with an original principal amount of One Hundred Thousand Dollars ($100,000.00), bearing interest at eight percent (8.0%) per annum compounded annually, payable on demand and, in the absence of demand, due one hundred eighty (180) days from the date of issuance (i.e., on or about October 29, 2024) (the “Traderverse Note”), a true and correct copy of which is attached hereto as Exhibit A and incorporated herein by reference;

WHEREAS, as of December 31, 2025, the outstanding balance of the Traderverse Note was approximately One Hundred Thirteen Thousand Seven Hundred Fifty-Two U.S. Dollars (US$113,752.00), consisting of $100,000.00 of unpaid principal and $13,752.00 of accrued and unpaid interest, with such balance continuing to accrue interest at the contract rate thereafter;

WHEREAS, no demand for payment has resulted in payment of the Traderverse Note, the default one-hundred-eighty (180) day maturity provided for in the Traderverse Note expired on or about October 29, 2024, the Traderverse Note has remained unpaid following such maturity for more than eighteen (18) months, and the Assignor has previously determined that the Traderverse Note is impaired and has written down the carrying value of the Traderverse Note on its books and records to reflect the substantial doubt regarding collectibility;

WHEREAS, the Assignee desires to acquire from the Assignor, and the Assignor desires to assign and transfer to the Assignee, all of the Assignor’s right, title, and interest in and to the Traderverse Note and the underlying debt, on the terms and subject to the conditions set forth herein;

WHEREAS, the Parties acknowledge that the Assignee is a related party of the Assignor by virtue of common ownership, management, or other control relationships, that the Board of Directors of the Assignor has authorized this Agreement by resolution dated May 28, 2026, on a basis intended to satisfy the requirements of Section 607.0832 of the Florida Business Corporation Act regarding director conflicts of interest, and that the Parties intend this transaction to be reported as a related party transaction in the Assignor’s subsequent periodic reports filed with the U.S. Securities and Exchange Commission to the extent required by Item 404 of Regulation S-K; and

WHEREAS, the Parties have determined that One Thousand Dollars ($1,000.00) constitutes the fair market value of the Traderverse Note in its currently impaired condition and represents adequate consideration for the assignment described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Assignment. Effective as of the Effective Date, the Assignor hereby irrevocably sells, assigns, transfers, conveys, and delivers to the Assignee, and the Assignee hereby accepts from the Assignor, all of the Assignor’s right, title, and interest in and to (a) the Traderverse Note, (b) all principal, interest, fees, costs, and other amounts owed or to become owed by Traderverse under or in connection with the Traderverse Note, including, without limitation, the principal balance of $100,000.00, all accrued and unpaid interest, and all interest accruing thereafter, and (c) all rights, remedies, claims, causes of action, collateral, guarantees, and security interests of every kind associated with the Traderverse Note (collectively, the “Assigned Debt”).

2. Consideration. In exchange for the Assigned Debt, the Assignee shall pay to the Assignor the sum of One Thousand U.S. Dollars (US$1,000.00) (the “Purchase Price”), payable in immediately available funds on or before the Effective Date. The Parties acknowledge and agree that the Purchase Price reflects the impaired carrying value of the Traderverse Note on the Assignor’s books and records and the substantial doubt regarding the collectibility of the Traderverse Note following the expiration of its default 180-day maturity on or about October 29, 2024.

3. Assignor Representations. The Assignor represents and warrants to the Assignee that: (a) the Assignor is the lawful owner of the Traderverse Note and the Assigned Debt, free and clear of any liens, encumbrances, or third-party claims; (b) the Assignor has full corporate power and authority to enter into and perform this Agreement, including approval by the Assignor’s Board of Directors; (c) the Assignor has not previously assigned, pledged, or transferred the Traderverse Note or any interest therein; and (d) to the Assignor’s knowledge, the Traderverse Note has not been satisfied, discharged, or rescinded.

4. Assignee Representations. The Assignee represents and warrants to the Assignor that: (a) the Assignee is duly organized, validly existing, and in good standing under the laws of the State of Florida; (b) the Assignee has full corporate power and authority to enter into and perform this Agreement; (c) the Assignee has independently evaluated the Assigned Debt and acknowledges the impaired and post-maturity condition of the Traderverse Note and the substantial doubt regarding collectibility; and (d) the Assignee acknowledges that it is acquiring the Assigned Debt “as is, where is” without recourse to the Assignor and without any representation, warranty, or guarantee of collectibility.

5. Related Party Acknowledgment. The Parties acknowledge that the Assignee is a related party of the Assignor. The Parties further acknowledge that (a) the Board of Directors of the Assignor has authorized this Agreement by resolution dated May 28, 2026 on a basis intended to satisfy Section 607.0832 of the Florida Business Corporation Act, (b) the Assignor intends to disclose this transaction in its periodic reports filed with the U.S. Securities and Exchange Commission to the extent required by Item 404 of Regulation S-K, and (c) the Parties have negotiated the terms of this Agreement on a basis the Board has determined to be fair to the Assignor given the impaired condition of the Assigned Debt.

6. Further Assurances. The Assignor shall execute and deliver such additional instruments and documents, and take such further actions, as the Assignee may reasonably request to evidence, perfect, or otherwise give effect to the assignment of the Assigned Debt, including delivery of the original Traderverse Note (or, if unavailable, an affidavit of lost note) and a notice of assignment to Traderverse.

7. No Recourse. The Assignor makes no representation or warranty as to the collectibility of the Assigned Debt or the solvency or creditworthiness of Traderverse. The assignment is made without recourse to the Assignor, and the Assignee shall bear all risk of non-payment, non-collection, and default by Traderverse following the Effective Date.

8. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to conflict-of-laws principles. The Parties consent to the exclusive jurisdiction and venue of the state and federal courts located in the State of Florida for any dispute arising out of or relating to this Agreement.

9. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the Parties with respect to its subject matter and supersedes all prior negotiations, understandings, and agreements. This Agreement may be amended only by a written instrument signed by both Parties.

10. Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by facsimile or electronic transmission (including PDF) shall have the same legal effect as original signatures.

[The Remainder of this page intentionally left blank — Signature page follows]

[Signature Page to Assignment of Debt Agreement — Traderverse Note]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date first written above.

ASSIGNOR:

Hallmark Venture Group, Inc.

By:
Name:	Paul Strickland
Title:	Director
Date:	5/28/2026

ASSIGNEE:

SB Technology Holdings, Inc.

By:
Name:	Paul Strickland
Title:	Secretary & Director
Date:	5/28/2026

EXHIBIT A

ON-DEMAND PROMISSORY NOTE

Dated May 2, 2024 — Principal Amount $100,000.00

Executed by Aiversity, Inc. dba TradersGPT (now Traderverse, Inc.)

in favor of Hallmark Venture Group, Inc.

A true and correct copy of the On-Demand Promissory Note dated May 2, 2024 is attached on the following pages and incorporated by reference into the foregoing Assignment of Debt Agreement.

ON-DEMAND PROMISSORY NOTE

$100,000.00	Liverpool, NY	May 2, 2024
Amount	City, State	Date

FOR VALUE RECEIVED, the Undersigned, hereinafter referred to as the “Debtor”, acknowledges that it is indebted to Hallmark Venture Group, Inc. (the “Lender”) in the amount stated herein and promises to pay on demand to the order of $100,000.00, with its principal place of business at 5112 West Taft Road, Suite M, New York, 13008 the principal sum of One Hundred Thousand dollars ($100,000.00) together with interest thereon from the date hereof to maturity at an annual interest rate of 8%, compounded annually.

Said principal sum is due on demand, and in the absence of any demand is due one hundred eighty (180) Days from the date hereof. All installments, prepayments, and other payments of principal and interest are payable to Lender, care of Liberty Stock Transfer, Inc. at using the wire instructions provided below, or at such other place as the Lender or Debtor may hereafter and from time to time designate in writing.

This Note may be prepaid, in whole or in part, without penalty at any time. At maturity, or upon demand or default or failure to pay any installment of principal and interest required herein, the entire balance shall be immediately due and payable. Any remedy of Lender or Debtor upon default of the Debtor shall be cumulative and not exclusive and choice of remedy shall be at the sole election of Lender. The Debtor agrees to pay all costs of collection, including reasonable attorney’s fees, whether or not any suit, civil action, or other proceeding at law or in equity, is commenced. The Debtor waives demand, presentment for payment, protest and notice of protest and nonpayment of this Note and expressly agrees to remain bound for the payment of principal, interest and other sums provided for by the terms of this Note, notwithstanding any extension or extensions of the time of, or for the payment of, said principal. No delay or omission on the part of the Lender or holder in exercising any rights shall operate as a waiver of such right. This Note shall be governed by the laws of the State of Florida, and each party hereto agrees to venue and jurisdiction in the federal and state courts located in Onondaga County, New York.

This Note may be assigned, in whole or in part, at the sole discretion of the Lender and does not require approval of the Debtor to approve such assignment.

[Signatures on Following Page]

[Signature Page to Demand Promissory Note]

Executed on 5/3/2024 [Date]

UNDERSIGNED:

Aiversity, Inc.
dba TradersGPT

By:	John Forster
Its:	President & CEO

EIN/TIN #: 87-4001367